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                                                                     EXHIBIT 4.9

                         UNIT PURCHASE OPTION AGREEMENT



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.



                              Dated: March 30, 1994

                         Option to Purchase 15,675 Units

                       VOID AFTER 5:00 P.M. (EASTERN TIME)

                                       ON
                                  May 31, 1999

                          AMERICAN PSYCH SYSTEMS, INC.



                   Option to Purchase 15,675 Units, each Unit
                    consisting of one share of Common Stock,
                    par value $.001 per share, and a warrant
                 to purchase one-quarter share of Common Stock,
                            par value $.001 per share


      AMERICAN PSYCH SYSTEMS, INC., a Delaware corporation (the "Company"), hereby certifies that ________________ (the "Holder"), his successors and assigns, for value received, is entitled to purchase from the Company at any time after the date hereof, and before 5:00 P.M. (Eastern Time) on May 31, 1999 (the "Exercise Period"), ______ Units (the "UPO Units") of the Company at a purchase price per Unit equal to $1.00 per UPO Unit (hereinafter, the "Unit Purchase Price", and as adjusted as provided herein, the "Exercise Price'). This Unit

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Purchase Option Agreement (the "UPO Agreement") represents the Unit Purchase
Option (the "UPO") pursuant to a certain Sales Agency Agreement dated as of February 15, 1994, between the Company and KBL Healthcare, Inc. Each UPO Unit consists of one share (the "UPO Shares") of Common Stock, par value $.001 per share ("Common Stock"), of the Company, and one warrant expiring May 31, 1999 (the "UPO Warrants") to purchase one-quarter share of Common Stock of the Company (the "UPO Warrant Shares"). Except for the Exercise Period, the UPO Warrants shall be identical to the warrants included in the Units sold by the Company pursuant to the Sales Agency Agreement (the "Unit Warrants").

      1. EXERCISE OF UPOS. Upon presentation and surrender of this UPO Agreement, with the attached Purchase Form duly executed, at the principal office of the Company at One Democracy Plaza, 6701 Democracy Boulevard, Suite 410, Bethesda, Maryland 20817, together with a certified or bank cashier's check payable to the Company in the amount of the Exercise Price multiplied by the number of Units of the Company being purchased, the Company shall deliver to the holder hereof, as promptly as practicable, certificates representing the UPO Shares and UPO Warrants underlying the UPO Units being purchased. This UPO may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new UPO Agreement entitling said holder to purchase the number of UPO Units as to which this UPO Agreement has not been exercised.

      2. RIGHTS AND OBLIGATIONS OF UPO HOLDERS. The holder of this UPO Agreement shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; PROVIDED, HOWEVER, in the event that any certificate representing shares of the Company's Common Stock is issued to the holder hereof upon exercise of some or all of the UPOs represented hereby, such holder shall, for all purposes, be deemed to have become the holder of


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record of such stock on the date on which this UPO Agreement, together with a duly executed Purchase Form, was surrendered and payment of the purchase price was made, irrespective of the date of delivery of such share certificate. The rights of the holder of this UPO Agreement are limited to those expressed herein and the holder of this UPO Agreement, by his acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this UPO Agreement, including, without limitation, all the obligations imposed upon the holder hereof by Section 5. In addition, the Holder of this UPO Agreement, by accepting the same, agrees that the Company may deem and treat the person in whose name this UPO Agreement is registered as the absolute, true and lawful owner for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

      3.    UPO SHARES AND UPO WARRANTS.

            3.1 UPO SHARES. The Company covenants and agrees that all UPO Shares delivered as part of the UPO Units upon exercise (in accordance with the terms and conditions set forth herein) of this UPO Agreement will, upon delivery, be duly and validly authorized and issued, fully paid and nonassessable, and free from all stamp taxes, liens, and charges with respect to the purchase thereof.

            3.2 UPO WARRANTS. The Company covenants and agrees that all UPO Warrants delivered upon exercise of this UPO Agreement will, upon delivery, be duly and validly authorized and issued, valid and binding obligations of the Company, enforceable in accordance with their terms, and free from all stamp taxes, liens, and charges with respect to the purchase thereof. In addition, the Company agrees at all times to reserve and keep available an



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authorized number of shares of Common Stock sufficient to permit the exercise in full of the UPOs and the UPO Warrants.

      4.    RESTRICTIONS ON TRANSFERABILITY; COMPLIANCE WITH SECURITIES ACT.

            This UPO, the UPO Shares, the UPO Warrants and the UPO Warrant Shares shall not be transferable except in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and state Blue Sky laws. The Holder is purchasing the Units for the Holder's own account, for investment and not with a view to resale or distribution except In compliance with the Securities Act. The Holder acknowledges that each certificate representing the UPO Shares and the UPO Warrants shall be stamped or otherwise imprinted with a legend substantially in the form of the legend on the first page hereof.

      5. REGISTRATION RIGHTS. The UPO Shares and the UPO Warrant Shares are entitled to certain registration rights pursuant to that certain Registration Rights Agreement made on behalf of KBL and its designees by the Company.

      6.    ADJUSTMENTS.

            6.1 Any event which would have the effect of causing an adjustment to be made to the exercise price, of, or the number of shares of Common Stock or the nature of securities issuable upon exercise of, the Unit Warrants, shall have the same effect on the Exercise Price, the number of UPO Shares and the nature of securities issuable upon exercise of, the UPOs represented hereby. In addition, except for the Exercise Period, the UPO Warrants shall be identical to the Unit Warrant, and any and all changes made to the exercise price, number of shares of Common stock or the nature of securities issuable upon exercise of, the Unit



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Warrants shall be simultaneously made to the UPO Warrants as if the UPO Warrants were outstanding on the date of such adjustment.

            6.2 NOTICE TO QPO HOLDERS OF ADJUSTMENT. Whenever an adjustment is made, as herein provided, the Company shall give each Holder of UPOs a notice
(i) setting forth and describing the adjustment which has been made, the adjusted Exercise Price and the exercise price of the UPO Warrants and the adjusted number of shares issuable upon exercise of the UPO Units and the UPO Warrants, and (ii) showing in reasonable detail the computations and the facts upon which such adjustments are based.

            6.3 NOTICE TO UPO HOLDERS OF STOCK DIVIDENDS, REORGANIZATIONS, ETC. If at any time after the date hereof any event set forth in Paragraph 3.3 of the Unit Warrants occurs, then, in any one or more of said cases, the Company shall cause to be mailed to the Holders of UPOs, pursuant to the provisions and time periods set forth in Paragraph 3.3 of the Unit Warrants, written notice of the date upon which the books of the Company shall close or a record shall be taken for purposes of such dividend, distribution or subscription rights or upon which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the UPOs. Such notice shall also specify the date, pursuant to Paragraph 3.3 of the Unit Warrants, as of which the Holders of record of Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-



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up, as the case may be (on which date in the event of voluntary or involuntary dissolution, liquidation or winding-up of the Company, the right to exercise the UPOs shall terminate).

            6.4 FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a share of Common Stock upon the exercise of the UPOs or a share of Common Stock upon the exercise of the UPO Warrants. If more than one such UPO or UPO Warrant shall be surrendered for exercise at one time by the same Holder, the number of full shares of Common Stock, as the case may be, which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of UPOs or UPO Warrants so exercised. If any fractional interest in a share of Common Stock, as the case may be, shall be deliverable upon the exercise of any UPO or UPO Warrant, the Company shall make an adjustment therefor in cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Company.

      7. SURVIVAL. The various rights and obligations of the Holder hereof and of the Company as set forth in Sections 4, 5 and 6 hereof shall survive the exercise of the UPOs represented hereby end the surrender of this UPO Agreement, and upon the surrender of this UPO Agreement and the exercise of all of the UPOs represented hereby, the Holder and the Company shall, if requested, deliver to the other its written acknowledgement of its continuing obligations under said Sections.

      8. NOTICE. All notices required or permitted by this UPO Agreement to be given or made by the Company shall be given or made by first class mail, postage prepaid, addressed to the registered Holder hereof or the record owner of UPO Units represented hereby at the address



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of such Holder or owner, as the case may be, as shown on the books of the
Company. Notices required or permitted to be given to the Company shall be sent to:

                        American Psych Systems, Inc.
                        One Democracy Plaza,
                        6701 Democracy Boulevard
                        Suite 410
                        Bethesda, Maryland  20817
                        Attention: Kenneth Kessler, M.D. President

and a copy thereof to:

                        Michael J. Wishner, Esq.
                        Michaels & Wishner, P.C.
                        1140 Connecticut Avenue, N.W.
                        Suite 900
                        Washington, D.C.  20036

      9. MUTILATED OR MISSING UPO AGREEMENT. In case this UPO Agreement shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated UPO Agreement or in lieu of and substitution of the UPO Agreement lost, stolen or destroyed, a new UPO Agreement of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft, or destruction of such UPO Agreement and, in the case of a lost, stolen or destroyed UPO Agreement, indemnity, if requested, also satisfactory to the Company. Applicants for such substitute UPO Agreements shall also comply with such other reasonable regulations and pay such reasonable charges as the Company may prescribe.


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      10. GOVERNING LAW. This UPO Agreement shall be deemed made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State, except for provisions regarding conflicts of law.

                                          AMERICAN PSYCH SYSTEMS, INC.



                                          By:
                                             ---------------------------------
                                                Kenneth Kessler, M.D.
                                                President


ATTEST:



By:
   ---------------------------
      John C. Heffner
      Secretary


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                                  PURCHASE FORM
                                                                       , 19
                                                           ------------    --

TO:   AMERICAN PSYCH SYSTEMS, INC.

      The undersigned hereby irrevocably elects to exercise the attached UPO to the extent of _________ UPO Units of American Psych Systems, Inc., and hereby makes payment of $_______ in payment of the aggregate price thereof.

      If the exercise of the UPO is not covered by a registration statement effective under the Securities Act, the undersigned represents that

      (i) the undersigned is acquiring such UPO Units for investment for the undersigned's own account, not as nominee or agent, and not with a view to the sale or distribution of any part thereof and the undersigned has no present intention of and has not signed or otherwise arranged for the selling, granting any participation in, or otherwise distributing the same,

      (ii) the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's investment in the UPO Units,

      (iii) the undersigned has received all of the information the undersigned has requested from the Company and considers necessary or appropriate for deciding whether to purchase the UPO Units,

      (iv) the undersigned has the ability to bear the economic risks of the undersigned's prospective investment,

      (v) the undersigned is able, without materially impairing the undersigned's financial condition, to hold the UPO Units for an indefinite period of time and to suffer complete loss on the undersigned's investment,

      (vi) the undersigned understands and agrees that (A) the undersigned may be unable to readily liquidate the undersigned's investment in the UPO Units and that the UPO Units must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Company is not required to register the same or to take any action or make such an exemption available except to the extent provided in the registration rights set forth in Section 5 of the attached UPO; and (B) the exemption from registration under the Securities Act afforded by Rule 144 promulgated by the Securities and Exchange Commission ("Rule 144") depends upon the satisfaction of various conditions by the undersigned and the Company and that, if applicable, Rule 144 affords the basis for sales under certain circumstances in limited amounts, and that if such exemption is utilized by the undersigned, such conditions must be fully complied with by the undersigned and the Company, as required by Rule 144,


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      (vii) the undersigned either (A) is familiar with the definition of and the undersigned is an "accredited investor" within the meaning of such term under Rule 501 of Regulation D promulgated under the Securities Act, or (B) is providing a written opinion, addressed to the Company, of counsel to the undersigned which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the sale of the UPO Units may be made without registration under the Securities Act or any applicable state securities and Blue Sky laws, and

      (viii) the address set forth below is the true and correct address of the undersigned's residence.

            INSTRUCTIONS FOR REGISTRATION AND DELIVERY OF SECURITIES



NAME:
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                  (Please typewrite or print in block letters)





ADDRESS (INCLUDING ZIP CODE):
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                (Social Security or other tax identifying number)



                                          -------------------------------------


                                          By:
                                             ---------------------------------



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                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the attached UPO Agreement, with respect to the number of UPO Units set forth below.


                                                                Federal I.D. No.
  NAME OF ASSIGNEE         ADDRESS        NO. OF UPO UNITS   OR SOCIAL SECURITY NO.
  ----------------         -------        ----------------   ---------------------







and does hereby irrevocably constitute and appoint              attorney to make
                                                   ------------
such transfer on the books of American Psych Systems, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:                        , 19
      ------------------------    --




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                                          By:
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